                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                          WESTERN DIGITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[WESTERN DIGITAL LOGO]

Dear Shareholder:

        You are cordially invited to attend our Annual Meeting of Shareholders at the Company's headquarters, 8105 Irvine Center Drive, Irvine, California 92618, on Thursday, November 5, 1998, at 10:00 a.m. Your Board of Directors and management look forward to welcoming you.

        The Company is asking for your vote by proxy FOR the following proposals:

        o The election of the eight directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

        o The authorization for an additional 10,000,000 shares under the Employee Stock Option Plan, which is available to all of the Company's employees worldwide.

        o The ratification of the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending July 3, 1999.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE PROPOSALS.

        Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. We urge you to promptly mark, sign, date and mail your proxy in the envelope provided.

        On behalf of the Board of Directors, thank you for your continued support.

                                            /s/ Charles A. Haggerty
                                            ------------------------------------
                                            Charles A. Haggerty
                                            Chairman, President and
                                            Chief Executive Officer

September 28, 1998

[WESTERN DIGITAL LOGO]

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618

                                    --------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 5, 1998

To the Shareholders of
WESTERN DIGITAL CORPORATION

        The Annual Meeting of Shareholders of Western Digital Corporation, a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 8105 Irvine Center Drive, Irvine, California 92618, on Thursday, November 5, 1998, at 10:00 a.m.
for the following purposes:

               1. To elect eight directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are elected and qualified;

               2. To approve an amendment to the Company's Amended and Restated Employee Stock Option Plan (the "Employee Stock Option Plan") to authorize and reserve for issuance an additional 10,000,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan;

               3. To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending July 3, 1999; and

               4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on September 11, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                            By Order of the Board of Directors


                                            /s/ Michael A. Cornelius
                                            ------------------------------------
                                            Michael A. Cornelius
                                            Vice President and Secretary

Irvine, California
September 28, 1998

                                TABLE OF CONTENTS

Proxy Statement .............................................................................1

Voting ......................................................................................1

Security Ownership by Principal Shareholders and Management .................................2

Proposal 1:  Election of Directors ..........................................................3

Nominees for Election .......................................................................3

Committees and Meetings .....................................................................4

Director Compensation .......................................................................5

Executive Compensation ......................................................................6

Report of the Compensation Committee ........................................................6

Summary Compensation Table .................................................................10

Option/SAR Grants in Last Fiscal Year ......................................................11

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values ..12

Long-Term Incentive Plan - Awards in Last Fiscal Year ......................................13

Compensation Committee Interlocks and Insider Participation ................................13

Stock Performance Graph ....................................................................13

Section 16(a) Beneficial Ownership Reporting Compliance ....................................13

Certain Transactions and Other Matters......................................................14

Change of Control Arrangements .............................................................14

Proposal 2:  Approval of the Amendment to the Employee Stock Option Plan ...................15

Proposal 3:  Ratification of Selection of Independent Public Accountants ...................17

Shareholder Proposals for 1999 .............................................................17

Other Matters ..............................................................................17

Annual Reports .............................................................................17

Expenses of Solicitation ...................................................................18

Exhibit A - Employee Stock Option Plan ....................................................A-1

[WESTERN DIGITAL LOGO]

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618

                                    --------

                                 PROXY STATEMENT

                                    --------


                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 5, 1998


        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Shareholders to be held on November 5, 1998, at 10:00 a.m. (the "Meeting") and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the Company's principal executive offices at 8105 Irvine Center Drive, Irvine, California 92618. This Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about September 28, 1998.

                                     VOTING

        September 11, 1998, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, 88,697,404 shares of the Company's Common Stock were outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. For the purposes of Proposal 1, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. For the purposes of Proposals 2 and 3, abstentions will have the same effect as a negative vote, whereas broker non-votes will have no effect on the outcome of the vote.

        Each proxy will be voted FOR the following three proposals: (i) the election of the eight director nominees named herein, (ii) the approval of an amendment to the Employee Stock Option Plan to authorize and reserve for issuance an additional 10,000,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan, and (iii) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending July 3, 1999, except that if a shareholder has submitted a proxy with different voting instructions, the shares will be voted according to the shareholder's direction. Any shareholder has the power to revoke his/her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

           SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of September 1, 1998 (unless otherwise indicated), by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:

                                             Amount and
                                             Nature of
                                             Beneficial        Percent of
     Name and Address of Beneficial Owner    Ownership          Class(1)
     ------------------------------------    ----------        ----------
     Legg Mason(2)(3)
     100 Light Street                        8,437,980            9.5
     Baltimore, Maryland  21203

     Trimark Investment Management Inc.(3)   5,700,000            6.4
     One First Canadian Place
     Suite 5600, P.O. Box 487
     Toronto, ON   M5X  1E5

     Kopp Investment Advisors(3)(4)
     7701 Frances Avenue, South, Suite 500   4,988,286            5.6
     Edina, Minnesota  55435

     Charles A. Haggerty(5)                  1,078,309            1.2

     James A. Abrahamson(6)                     27,375             *

     Peter D. Behrendt(6)                       45,125             *

     I. M. Booth(6)                             74,507             *

     Irwin Federman(6)                          69,375             *

     Andre R. Horn(6)                           50,870             *

     Anne O. Krueger(6)                         34,375             *

     Thomas E. Pardun(6)                        28,750             *

     Kathryn A. Braun(6)(7)                    193,289             *

     Marc H. Nussbaum(5)                       207,260             *

     David W. Schafer(6)                       105,676             *

     Duston M. Williams(6)                      93,838             *

     All Directors and Executive             2,337,139            2.6
     Officers as a group (17 persons)(8)

---------------

 *      Less than 1%

(1) Applicable percentage of ownership is based on 88,697,404 shares of Common Stock outstanding as of September 11, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 1, 1998, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes Legg Mason Value Fund, Legg Mason Special Investment Trust, and Legg Mason Capital Management.

(3)     Telephonic confirmation of holdings obtained on September 18, 1998.

(4) Reported holdings as of February 13, 1998. Telephonic confirmation that holdings at September 18, 1998 did not vary more than 1% of reported holdings. Holder confirmed sole voting power as to 530,000 shares, sole dispositive power as to 270,000 shares and shared voting and dispositive power as to 4,718,286 shares.

(5) Includes 766,626 and 107,130 shares of Common Stock which may be acquired by Messrs. Haggerty and Nussbaum, respectively, within 60 days after September 1, 1998, through the exercise of stock options and 12,467 and 30,090 shares allocated to their respective accounts under the Company's Retirement Savings and Profit Sharing Plan as of September 1, 1998, the latest date for which information is reasonably available.

(6) Includes shares of Common Stock which may be acquired within 60 days after September 1, 1998, through the exercise of stock options as follows: Mr. Abrahamson (18,375), Mr. Behrendt (42,375), Mr. Booth (26,875), Mr. Federman (12,375), Mr. Horn (19,750), Dr. Krueger
        (24,375), Mr. Pardun (23,750), Ms. Braun (149,909), Mr. Schafer
        (90,173), and Mr. Williams (83,676). Does not include shares representing deferred stock units credited to accounts in the Company's Deferred Compensation Plan as of September 1, 1998, as to which they currently have no voting or investment power, as follows: Mr. Abrahamson
        (835), Mr. Behrendt (1,120), Mr. Federman (2,546), Dr. Krueger (2,332),
        and Mr. Pardun (1,956).

(7) Ms. Braun retired from her position as President and Chief Operating Officer, Personal Storage Division on August 19, 1998.

(8) Includes 1,622,212 shares of Common Stock which may be acquired within 60 days after September 1, 1998, through the exercise of stock options and 70,263 shares allocated to the respective accounts of such individuals under the Company's Retirement Savings and Profit Sharing Plan as of September 1, 1998, the latest date for which information is reasonably available.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

        The Company's directors are elected at each Annual Meeting of Shareholders. Currently, the authorized number of directors of the Company is eight. At the Meeting, eight directors will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors.

NOMINEES FOR ELECTION

        The nominees for election as directors set forth below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that, before the Meeting, any of the nominees for director should become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the Company's knowledge, all the nominees will be available to serve.

        The following biographical information is furnished with respect to each of the eight nominees:

        CHARLES A. HAGGERTY, 57, has been a director of the Company since 1993. He joined the Company as President in June 1992 and assumed the additional positions of Chairman and Chief Executive Officer on June 30, 1993. Mr. Haggerty is also a director of Pentair, Inc., Beckman Instruments, Inc., and Sync Research, Inc.

        I. M. BOOTH, 66, has been a director of the Company since 1985. He retired in 1996 after having served as Chairman, President and Chief Executive Officer of Polaroid Corporation from June 1991 to March 1996. He is also a director of John Hancock Mutual Life Insurance Company and State Street Bank & Trust.

        ANDRE R. HORN, 70, has been a director of the Company since 1985. He retired in 1991 after having served as Chairman of Needham & Company, Inc., an investment banking firm, from 1985 to March 1991. He was formerly Chairman of the Board of Joy Manufacturing Company, a maker of heavy machinery. He serves as a director of Varco International, Inc., and Remec.

        IRWIN FEDERMAN, 63, has been a director of the Company since 1986. He has been a partner of U.S. Venture Partners, a venture capital investment firm for more than five years. He is also as a director of Komag, Inc., Checkpoint Software Technology, Ltd., SanDisk Corporation, NeoMagic Corporation and MMC Networks, Inc.

        DR. ANNE O. KRUEGER, 64, has been a director of the Company since 1989. She has been Professor of Economics, Stanford University, since July 1993. From January 1987 until that time, she served as Arts and Sciences Professor of Economics in the Department of Economics at Duke University. She is also a director of Nordson Corporation.

        THOMAS E. PARDUN, 55, has been a director of the Company since 1993. He has been President of MediaOneSM International, Asia-Pacific, a subsidiary of Media One Group, Inc., a diversified communications company, since May 1996. From April 1993 until that time, he served as President and Chief Executive Officer of U S WEST Multimedia Communications Group. From May 1988 until April 1993, Mr. Pardun served in key executive positions with U S WEST Communications, Inc., as Vice President, Marketing and Planning and as Vice President and General Manager, Business and Government Services. He is also a director of Exabyte Corporation.

        JAMES A. ABRAHAMSON, 65, has been a director of the Company since 1994. He has been Chairman and Chief Executive Officer of International Air Safety, L.L.C., an investment and operating company providing air traffic control products and services, and BDM Air Safety Management Corporation since August 1995. From June 1995 to the present, he has also been a Senior Advisor at Galway Partners, L.L.C. From October 1992 until June 1995, he served as Chairman of the Board of Oracle Corporation, an information management software and services company.

        PETER D. BEHRENDT, 59, has been a director of the Company since 1994. He has been Chairman of Exabyte Corporation, a manufacturer of computer tape storage products, since January 1992 and was President and Chief Executive Officer from July 1990 to January 1997. He is also a director of Infocus Corporation and Wild Oats Markets, Inc.

COMMITTEES AND MEETINGS

        The Board of Directors has standing Executive, Audit, Compensation, and Nominating Committees. The membership of these committees is usually determined at the organizational meeting of the Board held in conjunction with the Annual Meeting of Shareholders. The membership of each committee is as follows, with the chairman listed first:


    Executive              Audit                     Compensation            Nominating
    Committee            Committee                    Committee              Committee
    ---------            ---------                   ------------            ----------
Charles A. Haggerty    Andre R. Horn              Irwin Federman          I. M. Booth
Irwin Federman         Anne O. Krueger            James A. Abrahamson     Irwin Federman
Andre R. Horn          Thomas E. Pardun           Peter D. Behrendt       Charles A. Haggerty
Anne O. Krueger        I. M. Booth (Alternate)    I. M. Booth

        EXECUTIVE COMMITTEE. Between meetings of the Board, the Executive Committee may exercise all of the powers of the Board (except those powers expressly reserved by applicable law to the Board) in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

        AUDIT COMMITTEE. The Audit Committee reviews and approves the scope of the annual audit performed by the Company's independent auditors, meets with the Company's independent auditors to review the results of the annual audit, recommends to the Board engagement or retention of the Company's independent auditors, and is primarily responsible for reviewing and evaluating the Company's accounting principles and its internal accounting controls. The Audit Committee directs and reviews special investigations, receives periodic reports on legal and tax matters, reviews the Company's legal compliance policies and practices, and reports to the Board as appropriate concerning these reviews, investigations, and reports.

        COMPENSATION COMMITTEE. The Compensation Committee advises the Board with respect to various compensation matters and administers the Company's Employee Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan and other benefit plans.

        NOMINATING COMMITTEE. The Nominating Committee reviews and makes recommendations to the Board regarding nominees for director and committee assignments. The Nominating Committee will consider nominees recommended by shareholders for election at the Company's 1999 Annual Meeting of Shareholders, so long as such proposal is received by the Secretary of the Company at the Company's principal executive offices no later than Tuesday, June 2, 1999.

        During fiscal year 1998, there were six meetings of the Board, two meetings of the Executive Committee, four meetings of the Audit Committee, two meetings of the Compensation Committee and one meeting of the Nominating Committee. Each of the current directors attended 75% or more of the total number of meetings of the Board and the meetings of the committees of the Board on which he/she served during such period.

DIRECTOR COMPENSATION

        DIRECTOR FEES. Non-employee directors receive an annual retainer of $25,000, plus compensation of $2,500 for each session (day or consecutive days) during which they attend a Board meeting or meeting of a committee of the Board, $500 for each meeting held by telephone conference, and reimbursement of travel expenses. In addition, the chairman of each committee of the Board receives an annual retainer of $2,500. Mr. Haggerty, who is an employee of the Company, does not receive any compensation for his services as a director or committee chairman.

        NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN. Under the Company's Non-Employee Directors Stock-for-Fees Plan (the "Stock-for-Fees Plan"), one-half of the annual retainer fee payable to each non-employee director is paid in the form of shares of the Company's Common Stock rather than cash. Each non-employee director may elect to receive shares in lieu of any or all of the (i) remaining half of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (ii) meeting attendance fees otherwise payable to him or her in cash for that calendar year. At the time of the election for a particular calendar year, a non-employee director may also elect to defer the receipt of any cash or stock annual retainer or meeting fees to be paid during the calendar year. The deferral will not change the form (cash or shares) in which the fee is to be paid at the end of the deferral period. The Company pays a 15% premium in the form of Common Stock to each non-employee director who elects to defer annual retainer or meeting fees to be received in Common Stock. The number of shares of Common Stock payable is determined by dividing the amount of the cash fee the director would have received by the fair market value of the Common Stock on the date the cash fee would have been paid. Shares issued under the Stock-for-Fees Plan were: (i) 1,448 plus the 8,789 deferred stock units reported below under Deferred Compensation Plan in fiscal year 1998, (ii) 792 plus 5,274 deferred stock units in fiscal year 1997, and (iii) zero in fiscal year 1996.

        The maximum aggregate number of shares of Common Stock that may be issued under the Stock-for-Fees Plan is 400,000 shares, subject to antidilution adjustments. The Stock-for-Fees Plan will terminate on December 31,

2002, unless it is terminated by earlier action of the Board of Directors. The Board has the power to suspend, discontinue or amend the Stock-for-Fees Plan at any time, subject to shareholder approval, if required under any law or regulation.

        DEFERRED COMPENSATION PLAN. Under the Company's Deferred Compensation Plan, all directors and employees selected for participation by the Compensation Committee are permitted to defer payment of compensation by the Company. Non-employee directors who elect to participate are permitted to defer between a minimum of $2,000 per calendar year and a maximum of 100% of their compensation in cash or deferred stock units payable under the Stock-for-Fees Plan. The deferred stock units carry no voting or investment power. Interest on the deferred cash balances accrues at a rate determined prior to the beginning of each calendar year based upon results of the preceding year, except that beginning in 1998, investment options other than a fixed interest rate were available to participants. The interest rate for calendar years 1996, 1997 and 1998 was 7.4%.

        Pursuant to the terms of the Deferred Compensation Plan, non-employee directors deferred compensation in the last three fiscal years, respectively, as follows:

                          1998                     1997
                        Deferred                  Deferred
      Director         Stock Units  1998 Cash   Stock Units  1997 Cash   1996 Cash
      --------         -----------  ---------   -----------  ---------   ---------
James A. Abrahamson        835      $27,500          454     $      0     $     0
Peter D. Behrendt        1,120        7,500        1,182        6,000      32,000
Irwin Federman           2,546            0        1,274        6,000      34,000
Anne O. Krueger          2,332            0        1,182            0           0
Thomas E. Pardun         1,956            0        1,182        4,000      32,000

        STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. The Company has an Amended and Restated Stock Option Plan for Non-Employee Directors (the "Director Plan") under which options to purchase shares of the Company's Common Stock are granted to the Company's non-employee directors. Pursuant to the Director Plan, non-employee directors are automatically granted options to purchase up to 30,000 shares of Common Stock (subject to antidilution provisions) upon initial election or appointment to the Board at an exercise price per share equal to the fair market value of the Common Stock on the date of such initial election or appointment ("Initial Options"). Thereafter, immediately following each annual meeting of shareholders of the Company after a non-employee director joins the Board, if he/she has served as a director since his/her election or appointment and has been re-elected as a director at such annual meeting, such non-employee director will automatically receive another option to purchase up to 7,500 shares of Common Stock at an exercise price per share equal to the fair market value of Common Stock on the date of grant ("Additional Options").

        Both Initial Options and Additional Options vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each quarter thereafter. Initial Options and Additional Options vest only if the optionee has remained a director for the entire period from the grant date to the vesting date. The maximum aggregate number of shares that may be issued upon exercises of options granted under the Director Plan is 1,600,000, subject to antidilution adjustments.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is responsible for establishing, reviewing and revising the Company's executive compensation programs and policies. The Compensation Committee is composed entirely of directors who are not employees or former employees of the Company and who do not have a direct business relationship with the Company other than in their capacity as directors. The Compensation Committee also administers the Company's Employee Stock Option Plan, 1993 Employee Stock Purchase Plan and Deferred Compensation Plan.

        This report is being included pursuant to the Securities Exchange Commission rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's policies for fiscal year 1998 as they affected the Chief Executive Officer and the Company's other executive officers, including the named executive officers in this Proxy Statement.

   COMPENSATION PHILOSOPHY

        The Company's executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company's shareholders. To support this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's shareholders from both the short-term and long-term perspectives. The Company's compensation policies and programs are designed to:

        o Attract, develop, reward and retain highly qualified and productive individuals;

        o Motivate executives to improve the overall performance and profitability of the Company, as well as the business sector for which each is responsible, and reward executives only when specific measurable results have been achieved;

        o Encourage accountability by adjusting salaries and incentive awards based on each executive's individual performance, potential and contribution;

        o Tie incentive awards to the performance of the Company's Common Stock to further reinforce the linkage between the interests of the shareholders and the executives; and

        o Ensure compensation levels that are both externally competitive and internally equitable.

        In furtherance of these goals, the Company's executive compensation policies, plans and programs consist of base salary, annual incentive compensation, stock option grants, long-term retention awards, a non-qualified deferred compensation plan, life insurance and other benefits.

        The Compensation Committee considers all elements of compensation and the compensation philosophy when determining individual components of pay. The Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Compensation Committee and the Company's Human Resources staff, the Compensation Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The survey includes data from direct competitors of the Company and from other companies in the high-technology industry with similar size and performance characteristics. While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amount are generally set at the median total cash compensation level for comparable jobs in the marketplace. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance-based compensation program may lead to total cash compensation levels which are higher than the median levels for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency.

        The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above average amount of the total compensation opportunity at risk and dependent upon continuously improving Company performance. In all cases, the Compensation Committee considers the total potential compensation payable to each of the executive officers when establishing or adjusting any element of their compensation package.

EXECUTIVE COMPENSATION COMPONENTS

        The Company's executive compensation package consists primarily of the following components:

        BASE SALARY. Executive base salaries are reviewed annually, and base salary levels are generally targeted at the median or below of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the competitive environment, the executive's experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Compensation Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criteria, and, once established, base salary does not depend on the Company's performance. As a result of this process, and in accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, a large part of each executive officers' potential total cash compensation is dependent on the performance of the Company as measured through its performance-based compensation program as set forth below.

        ANNUAL INCENTIVE AWARDS. The Company had one short-term incentive plan in which executive officers participated in fiscal year 1998; the Management Incentive Program ("MIP") focuses participants (officers and employees above a certain pay grade) on achieving key financial and strategic objectives at the corporate and business unit levels that are expected to lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn cash awards commensurate with performance. The MIP measures the performance of the executive officers against specific objectives and awards incentive bonuses from a bonus pool. The MIP is annually reviewed and approved early in the fiscal year by the Compensation Committee and the Board of Directors.

        The Compensation Committee establishes predetermined performance goals and target awards on an annual basis, and actual performance determines the percentage used to calculate the award at the end of the year with the size of the award varying between 0% and 200% of the target award. Unless the Company and each business group achieves a minimum operating profit level, no payouts will be made for such business group. The Compensation Committee sets the annual incentive opportunity for each executive officer in relation to his/her base salary. For fiscal year 1998, MIP awards were weighted (60-65%) toward operating profit on both a corporate and business unit basis. Other factors which were given less weight included meeting certain quality measures, cost-savings accomplishments, customer satisfaction and linearity of sales. Since the Company did not achieve a minimum operating profit level, executive officers' actual awards were zero for fiscal year 1998.

        STOCK OPTIONS. The Compensation Committee views the grant of stock options to be a key long-term incentive reward program. Executive officers, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company's Employee Stock Option Plan. Stock options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant and generally vest over four years. The Employee Stock Option Plan prohibits the repricing of options. The Compensation Committee believes that, because options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, they are an effective incentive for officers to create value for the Company's shareholders and are an excellent means of rewarding executives who are in a position to contribute to the Company's long-term growth and profitability.

        While all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Compensation Committee. The Compensation Committee reviews with the Vice President of Human Resources and the Chief Executive Officer (except in the case of his own stock option grants) and approves individual stock option grants for each of the Company's executive officers, including the named executive officers. The amount of each executive's stock option grant is determined by the Compensation Committee based upon the executive's individual performance evaluation for the prior year, the executive's current compensation package, comparable company and competitive company practices, and the Compensation Committee's appraisal of the executive's anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in fiscal year 1998 are set forth in the Summary Compensation and Option Grants tables.

        LONG-TERM RETENTION AWARDS. The Compensation Committee believes that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with the Company's shareholders. The Company adopted a long-term retention program commencing in fiscal year 1996 through which the Company grants cash awards to key employees whose retention is critical to the Company's future success. The purpose of the program is to retain participants by providing a significant incremental opportunity for capital accumulation and to focus participants on increasing the value of the Common Stock. The existing awards were granted in an initial base amount which, prior to July 1, 1998, fluctuated up or down according to a formula based on the average price of the Company's Common Stock over the preceding twelve months. The awards vest and are paid over a four-year period as follows: 10% at the end of the second year, 25% at the end of the third year and 65% at the end of the fourth year. As of July 1, 1998, by agreement with the participants, any portion of the participants' existing awards which was unvested was fixed at an amount based on the closing price of the Company's Common Stock on July 1, 1998. As consideration for giving up the right to future possible appreciation resulting from an increase in the value of the Company's Common Stock, and to continue the mutuality of interest with the Company's shareholders, the participants received additional stock option grants as a percentage of the unvested awards. The Compensation Committee recommended the initial base amounts for the executive officers and approved the recent agreements amending the awards with the participants. No awards to the named executive officers were made in fiscal year 1998.

        BENEFITS. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are largely those that are offered to the general employee population, with some variation, primarily with respect to the availability of split-dollar life insurance and expanded medical benefits for the executive officers. The Compensation Committee believes that the compensation paid or payable pursuant to the non-qualified deferred compensation plan, life insurance benefits and the benefit plans available to regular employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company's Human Resources Department obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Haggerty has been Chairman, President and Chief Executive Officer of the Company for five years. He does not have an employment contract. His compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the shareholders. The majority of his compensation, including stock options, annual incentive bonuses and long-term retention awards, is at-risk. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executive officers. The Company's overall performance and Mr. Haggerty's individual performance are critical factors in the Compensation Committee's determination.

        Mr. Haggerty's base salary increased from $700,000 to $750,000 effective August 1, 1997. The factors which the Compensation Committee considered in setting the CEO's base salary were his individual performance and pay practices of peer companies relating to executives of similar responsibility. The annual incentive award paid to Mr. Haggerty for fiscal year 1998 was zero, and he received stock option grants totaling 375,000 shares under the Employee Stock Option Plan. The Compensation Committee's decisions regarding Mr. Haggerty's stock option grants were based on its subjective assessment of his contribution to the performance of the Company, his leadership, his ability to enhance value for the Company's shareholders and improve the Company's competitive position and financial performance, his effectiveness in creating and maintaining a culture of quality, integrity and high performance at the Company, and its expectations for his future contributions in leading the Company.

POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate deduction to one million dollars for compensation paid to a person who, on the last day of the fiscal year beginning on or after January 1, 1994, is the chief executive officer or one of the other named executive officers. The rule excludes qualified performance-based compensation. It is the Compensation Committee's intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. Pursuant to proposed regulations, any taxable compensation derived from the exercise of stock options granted under the Employee Stock Option Plan should be deductible and exempt from the limit of Section 162(m). Bonuses under the Company's MIP and awards under the Long-Term Retention Plan do not satisfy all the requirements of
Section 162(m), but the Compensation Committee has determined that these plans are in the best interests of the Company and its shareholders since the plans permit the Company to recognize an executive officer's contribution as appropriate.

        COMPENSATION COMMITTEE

        Irwin Federman, Chairman
        James A. Abrahamson
        Peter D. Behrendt
        I. M. Booth

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers during fiscal year 1998 (collectively, the "Named Executive Officers"). The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

                                    Annual
                                 Compensation            Long-Term Compensation
                            -----------------------     -----------------------
                                                           Awards       Payouts
                                                        ------------    -------
                                                         Securities
                                                         Underlying      LTIP       All Other
   Name and Principal             Salary     Bonus      Options/SARs    Payout     Compensation
       Position             Year    ($)      ($)(1)        (#)(2)         ($)         ($)(3)
   ------------------       ----  -------   -------       -------      --------       ------
Charles A. Haggerty         1998  746,154         0       375,000       309,251      143,426
Chairman, President &       1997  694,486   791,000       300,000            0        60,087
Chief Executive Officer     1996  630,462   592,883       300,000            0        79,817

Kathryn A. Braun  (4)       1998  425,769         0        80,000       201,931       26,181
President & Chief           1997  371,923   391,000       130,000            0        80,694
Operating Officer,          1996  322,500   242,883         8,000            0        32,414
Personal Storage Division

Marc H. Nussbaum            1998  303,462         0        48,700       169,351       20,561
Senior Vice President,      1997  283,077   266,000        36,000            0        30,079
Engineering                 1996  255,693   172,883         8,000            0        27,602
Personal Storage Division

David W. Schafer            1998  273,077         0        40,000            0        31,599
Senior Vice President,      1997  248,462   245,792        34,000          N/A       161,280
Worldwide Sales             1996  225,192   135,685        21,200          N/A        37,253

Duston M. Williams          1998  286,154         0        55,000       50,485        16,470
Senior Vice President,      1997  240,000   207,125             0            0        45,861
Finance                     1996  163,192    92,883       111,334            0        11,738
Chief Financial Officer

---------------

(1) The amounts shown in this column include bonuses paid under the Management Incentive Plan after profit sharing contributions to the Company's Retirement Savings and Profit Sharing Plan, a 401(k) and profit sharing plan. They do not include grants under the Company's Long-Term Retention Plan, as disclosed below under the caption Long-Term Incentive Plan Awards in Last Fiscal Year.

(2)     The Company does not grant Stock Appreciation Rights.

(3)     The amounts disclosed in this column for fiscal year 1998 represent:

        (a) matching contributions to the Retirement Savings and Profit Sharing Plan on behalf of Mr. Haggerty ($5,013), Ms. Braun ($5,163), Mr. Nussbaum ($5,000), Mr. Schafer ($4,263), and Mr. Williams ($2,875);

        (b) includes a one-time country club membership fee for Mr. Haggerty;

        (c) imputed income for term life insurance on behalf of Mr. Haggerty ($8,232), Ms. Braun ($2,687), Mr. Nussbaum ($1,098), Mr. Schafer
            ($3,185), and Mr. Williams ($1,325);

        (d) the estimated potential benefit of insurance cost for split-dollar life insurance implemented during fiscal year 1998 in the following amounts: Mr. Haggerty ($29,181), Ms. Braun ($18,331), Mr. Nussbaum ($14,463), Mr. Schafer ($24,151), and Mr. Williams ($12,270). The
            Company intends to recover all premiums paid by it, generally upon the later of 14 years after purchase of the policy or when the insured executive reaches age 62. The estimated potential benefit is calculated, in accordance with current Securities and Exchange Commission directions, as if the 1998 premiums were advanced to the Named Executive Officers without interest until the time the Company expects to recover the premium. Pursuant to the Internal Revenue Code of 1986, as amended, the taxable compensation to the Named Executive Officers for the split-dollar life insurance ranged from a high of $29,181 to a low of $12,270 during fiscal year 1998.

(4) Ms. Braun retired from her position as President and Chief Operating Officer, Personal Storage Division on August 19, 1998.

OPTION/SAR* GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding stock options granted to the Named Executive Officers during fiscal year 1998.

                                                                           Potential Realizable Value
                                                                           at Assumed Annual Rates of
                                                                            Stock Price Appreciation
                                        Individual Grants                      for Option Term (2)
                        ------------------------------------------------   --------------------------
                        Number of     % of Total
                        Securities   Options/SARs
                        Underlying    Granted to   Exercise
                       Options/SARs   Employees    or Base
                          Granted     in Fiscal     Price      Expiration
       Name               (#)(1)         Year       ($/sh)        Date        5% ($)        10% ($)
---------------------  ------------  ------------  --------    ----------   ----------    -----------
Charles A. Haggerty     300,000        6.8484      $34.1875     07/10/07    $6,450,100    $16,345,821
                         75,000        1.7121      $17.5000     03/11/08      $825,424     $2,091,787

Kathryn A. Braun (3)     40,000        0.9131      $34.1875     07/10/07      $859,716     $2,178,517
                         40,000        0.9131      $18.6250     02/23/08      $468,526     $1,187,338

Marc H. Nussbaum (4)     32,000        0.7306      $34.1875     07/10/07      $687,996     $1,743,508
                         16,700        0.3812      $18.6250     02/23/08      $195,610       $495,714

David W. Schafer         25,000        0.5707      $34.1875     07/10/07      $537,508     $1,362,152
                         15,000        0.3424      $18.6250     02/23/08      $175,697       $445,252

Duston M. Williams       30,000        0.6849      $34.1875     07/10/07      $645,010     $1,634,582
                         25,000        0.5707      $18.6250     02/23/08      $292,829       $742,086

---------------

 *      The Company does not grant Stock Appreciation Rights.

(1) All options were granted under the Employee Stock Option Plan and vest over a period of four years (25% on the first anniversary of the grant date and 6.25% at the end of each three-month period thereafter), subject to cessation of vesting in connection with termination of employment. All options have a term of 10 years, subject to earlier lapse in connection with termination of employment. The Employee Stock Option Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the plan.

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

(3) Ms. Braun retired from her position as President and Chief Operating Officer, Personal Storage Division on August 19, 1998.

(4) 2,000 out of the 32,000 (07/10/07 expiration date) shares and 1,700 out of the 16,700 (02/23/08 expiration date) shares were issued to the employee spouse of the named executive.

AGGREGATED OPTION/SAR* EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table sets forth the number of shares acquired upon exercise of stock options and the aggregate gains realized upon exercise in fiscal year 1998 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on June 27, 1998, and the aggregate gains that would have been realized had these options been exercised on June 27, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised, on June 27, 1998.

                                                     Number of Securities       Value of Unexercised
                                                    Underlying Unexercised          In-the-Money
                        Shares                           Options/SARs               Options/SARs
                       Acquired        Value        At Fiscal Year End (#)     At Fiscal Year End(2)($)
                          on          Realized    --------------------------  --------------------------
      Name           Exercise (#)      ($)(1)     Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------  ------------     --------    -----------  -------------  -----------  -------------
Charles A. Haggerty          0              $0      582,877       652,497     $1,878,460     $292,266

Kathryn A. Braun(3)          0              $0      123,910       179,998       $479,497      $16,718

Marc H. Nussbaum(4)          0              $0       87,581        78,383       $366,760      $20,214

David W. Schafer             0              $0       74,211        66,997       $253,286      $21,459

Duston M. Williams      20,000        $345,196       66,632       108,542        $61,601       $8,634

---------------

 *      The Company does not grant Stock Appreciation Rights.

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) These amounts represent the difference between the exercise price of in-the-money options and the market price of the Company's Common Stock on June 27, 1998. The closing price of the Common Stock on that day on the New York Stock Exchange was $11.25. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(3) Ms. Braun retired from her position as President and Chief Operating Officer, Personal Storage Division on August 19, 1998.

(4) 5,036 of the exercisable options, 7,510 of the unexercisable options, $11,439 of the value of exercisable options and $1,828 of the value of the unexercisable options are attributable to the employee spouse of the named executive.

LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

        No awards were made under the Long-Term Retention Plan to the Named Executive Officers in fiscal year 1998.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Messrs. Federman, Abrahamson, Behrendt and Booth. No current member of the Compensation Committee is a current or former officer or employee of the Company. Except for Mr. Federman (discussed more fully under the caption Certain Transactions and Other Matters), there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or board members of such other entities.

                             STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Hambrecht & Quist Hardware Index for the five years ended June 27, 1998. The graph assumes that $100 was invested on June 30, 1993, in the Common Stock and each index and that all dividends were reinvested. The Company declared a two-for-one stock split payable in the form of a stock dividend to shareholders of record on May 20, 1997. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                    Jun-93    Jun-94    Jun-95    Jun-96    Jun-97    Jun-98
                    ------    ------    ------    ------    ------    ------
Western Digital       100       309       424       633     1,533      573
H&Q HARDWARE INDEX    100        98       172       203       311      441
S&P 500 INDEX         100       101       128       161       217      282

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent (10%) of the Company's Common Stock are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal year 1998. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during fiscal year 1998 and the responses to annual directors' and officers' questionnaires, all of these reports were timely filed.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

        The Company made a personal loan to Mr. Haggerty of $375,000 on June 10, 1998, which Mr. Haggerty repaid in full (including interest at 7 1/2%) on August 18, 1998.

        Mr. Federman is a director of Headway Technologies, Inc. ("Headway") which supplies the Company with advanced magneto-resistive heads. The Company purchased approximately $65,000 of materials from Headway in fiscal years 1997 and 1998, and its purchases of Headway products are not expected to change in fiscal year 1999. U.S. Venture Partners V, L.P., of which Mr. Federman is a partner, owns approximately 10% of the outstanding capital stock of Headway. The Company, through a wholly-owned subsidiary, also owns approximately 20% of the outstanding capital stock of Headway.

                         CHANGE OF CONTROL ARRANGEMENTS

        Effective January 18, 1990, the Board of Directors of the Company adopted an Extended Severance Plan pursuant to which eligible employees of the Company may receive severance benefits in the event of termination of employment under certain circumstances involving a change of control of the Company. For this purpose, a change of control is defined generally as the acquisition by any person of beneficial ownership of 33-1/3% or more of the voting stock of the Company, certain mergers or other business combinations involving the Company, sale of substantially all the assets of the Company, liquidation of the Company or change in a majority of the incumbent members of the Board (except for changes in Board composition approved by a majority of incumbent directors). Subject to certain terms and conditions set forth in the Extended Severance Plan, the extended severance benefits become payable in the event that, within two years following a change of control, an eligible employee is terminated by the Company without cause, or resigns following a reduction in such employee's compensation or responsibility level.

        In such event, the eligible employee is entitled to receive a lump-sum cash payment equal to the present value of a multiple of such employee's monthly compensation (salary plus average bonus or commissions, as applicable). The multiple applied to such monthly compensation is equal to the number of months in the severance period (as described below for officers and other participants) and number of months employed prior to termination. The severance period for officers of the Company is equal to twelve months plus one additional month for each full two-month period of service in excess of one year up to a maximum severance period of thirty-six months. Other participants are entitled to a severance period ranging from two months to twenty-four months depending on employment level and length of service. If any part of the amount payable under the Extended Severance Plan to any employee is determined by the Company's accountants to be nondeductible by the Company under Section 280G of the Internal Revenue Code, the payment will be subject to reduction to the minimum extent necessary to make the entire payment deductible; provided, however, that amounts payable under the Extended Severance Plan to elected officers will not be so reduced unless the amount of the reduction is less than the lesser of (i) $100,000 or (ii) 10% of the total amount (before any reduction) payable under the Extended Severance Plan. An employee entitled to receive such a severance payment will also be entitled to continued coverage under the Company's benefit programs for the period of time described above.

        All domestic employees with an average of at least twenty hours per week of service, and such key foreign employees as are designated as participants by the Compensation Committee of the Board, are covered by the Extended Severance Plan. The Extended Severance Plan terminates on January 17, 2000, unless it is earlier terminated or extended by the Board, subject to certain conditions set forth in the Extended Severance Plan.


                                   PROPOSAL 2
                        APPROVAL OF THE AMENDMENT TO THE
                           EMPLOYEE STOCK OPTION PLAN

GENERAL

        The Company seeks shareholder approval of an amendment to the Employee Stock Option Plan to authorize the issuance of an additional ten million (10,000,000) shares of Common Stock upon exercise of stock options granted under the plan. The Employee Stock Option Plan was adopted in 1978 and was last amended and restated with shareholder approval in 1996.

        As of September 1, 1998, stock options covering 13,410,610 shares of Common Stock were outstanding under the Employee Stock Option Plan and 1,451,719 shares were available for future grant (exclusive of the 10,000,000 additional shares subject to approval at the Meeting).

        The Board of Directors believes that the proposed increase in the number of shares issuable under the Employee Stock Option Plan is necessary and appropriate, given the Company's need to continue its policy of using stock-based incentives to align the interests of shareholders with executive officers and other key employees and to attract, motivate and retain experienced and highly qualified personnel as the Company prepares to emerge from the current down cycle in an extremely competitive business.

        The essential features of the Employee Stock Option Plan, as proposed to be amended, are summarized below. The summary is qualified by and subject to the full text of the Employee Stock Option Plan (as proposed to be amended) attached as Exhibit A hereto.

SUMMARY

        The purpose of the Employee Stock Option Plan is to further the growth and development of the Company and its subsidiaries by providing, through ownership of the Company's Common Stock, incentives to officers and other key employees who are in positions to contribute materially to the prosperity of the Company, to increase such person's interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries. Any employee of the Company or any of its subsidiaries designated from time to time by the Committee (as defined below) is eligible to receive grants of stock options under the Employee Stock Option Plan. Non-employee directors are not eligible to participate.

        The Employee Stock Option Plan is administered by the Board of Directors or, in the discretion of the Board, a committee of at least three non-employee directors of the Company appointed by the Company's Board (the "Committee"). The Committee has the power to construe the Employee Stock Option Plan and the rights of recipients of options granted thereunder. The Committee also has the power to: (i) discontinue, suspend, or amend the Employee Stock Option Plan in any manner (subject to certain limited exceptions including increases in the number of shares available for issuance upon exercise of stock options granted under the Employee Stock Option Plan and shareholder approval of other amendments that would materially increase the benefits accruing to participants), and (ii) modify extend or renew outstanding options granted under the Employee Stock Option Plan. However, upon approval by the Company's shareholders of the amendments described herein, the Committee may not reprice any outstanding options.

        The Committee selects the recipients of stock options granted under the Employee Stock Option Plan and determines the dates, amounts, exercise prices, vesting periods, and other relevant terms of the options, except that options do not vest sooner than six months after the grant date. The Employee Stock Option Plan provides that the maximum number of shares of Common Stock with respect to which an option may be granted to any employee in any one taxable year of the Company shall not exceed 400,000 shares, subject to antidilution adjustments provided in the Employee Stock Option Plan.

        Stock options granted under the Employee Stock Option Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Internal Revenue Code ("Incentive Options"), or non-qualified stock options, which do not so qualify ("Non-Qualified Options"). Outstanding Incentive Options may be modified, with the optionee's consent, in ways that would disqualify them as Incentive Options for federal income tax purposes. Options may be granted under the Employee Stock Option Plan until November 10, 2004 (unless the Employee Stock Option Plan is sooner terminated by the Company's Board of Directors).

        The option exercise price for both Incentive Options and Non-Qualified Options granted under the Employee Stock Option Plan may not be less than the fair market value of the Company's Common Stock on the date the option is granted (subject to the Employee Stock Option Plan's antidilution adjustment provisions). For this purpose, fair market value is the last reported sales price per share on the principal exchange upon which the Company's Common Stock is traded (currently the New York Stock Exchange).

        No more than 40,900,000 shares of Common Stock may be issued upon exercise of stock options granted under the Employee Stock Option Plan (consisting of 30,900,000 shares under the Employee Stock Option Plan as currently in effect and 10,000,000 shares added by the amendment described herein). If any outstanding option under the Employee Stock Option Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of that option shall not count against this limit, but shall again be available for issuance upon exercise of stock options granted under the Employee Stock Option Plan as if no previous option had been granted with respect to such shares.

        The number of shares of Common Stock available to individual optionees under the Employee Stock Option Plan in general and the maximum number of shares for which an employee may be granted options in any one year, as well as the number of shares for which issued or unissued options may be exercised and the exercise price per share of such options, will be appropriately and proportionately adjusted to reflect stock splits, reverse stock splits, recapitalizations, mergers, consolidations, stock dividends, and similar capital stock transactions.

        The following is a brief description of the federal income tax treatment that will generally apply to options granted under the Employee Stock Option Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the optionee. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws.

        Incentive Options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an Incentive Option. However, the exercise of an Incentive Option may increase the optionee's alternative minimum tax liability, if any, upon the sale or exchange of the shares acquired. Upon the sale or exchange of the shares acquired upon the exercise of an Incentive Option at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. Generally, if the optionee disposes of the shares before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares on the date of the option exercise or the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. The optionee's additional gain or any loss upon the disqualifying disposition will be characterized as capital gain or loss. Such gain or loss will be treated a short-term or long-term, depending on the optionee's holding period for the shares involved in the disposition. Slightly different rules may apply to optionees who are officers, directors, or 10% shareholders of the Company.

        Non-Qualified Options. The grant of a Non-Qualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the then fair market value of the shares acquired upon exercise of the Non-Qualified Option over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent disposition of the shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term or long-term depending on the optionee's holding period for the shares involved in the disposition.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment to the Company's Employee Stock Option Plan. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

                                   PROPOSAL 3
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        By selection of the Company's Board of Directors, the international accounting firm of KPMG Peat Marwick LLP, certified public accountants, has served the Company as its auditors since its incorporation in 1970. The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent accountants for the fiscal year ending July 3, 1999. The matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Meeting. If the shareholders do not ratify this selection, the Board of Directors will reconsider its selection of KPMG Peat Marwick LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee.

        One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                         SHAREHOLDER PROPOSALS FOR 1999

        Shareholder proposals which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company's principal executive offices no later than Tuesday, June 2, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, the Company's Bylaws require that, among other things, such shareholders give written notice of any proposal or the nomination of a director to the Secretary of the Company not less than 60 days nor more than 120 days prior to scheduled Annual Meeting of Shareholders. Shareholder proposals or the nominations for director that do not meet the notice requirements of the Company's Bylaws will not be acted upon at the 1999 Annual Meeting.

                                  OTHER MATTERS

        The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                                 ANNUAL REPORTS

        The Company's 1998 Annual Report on Form 10-K has been mailed to shareholders concurrently with this Proxy Statement, but such report is not incorporated herein and shall not be deemed to be a part of this proxy solicitation material.

                            EXPENSES OF SOLICITATION

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, facsimile or other means of communication by certain of the directors, officers, and regular employees of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. In addition, the Company has engaged D. F. King & Co., Inc., New York, New York, to assist in soliciting proxies for a fee of approximately $8,000 plus reimbursement of reasonable out-of-pocket expenses.


Irvine, California
September 28, 1998

--------------------------------------------------------------------------------
SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

                                   EXHIBIT A
                                   ---------

                           WESTERN DIGITAL CORPORATION
                              AMENDED AND RESTATED
                           EMPLOYEE STOCK OPTION PLAN
--------------------------------------------------------------------------------


        1. Purpose. The purpose of this Western Digital Corporation Employee Stock Option Plan (the "Plan") is to further the growth and development of Western Digital Corporation (the "Company") and its subsidiaries by providing, through ownership of stock of the Company, an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interest in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

        2. Incentive and Nonqualified Stock Options. Two types of options (referred to herein as "options" without distinction between such two types) may be granted under the Plan: options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and other options not specifically authorized or qualified for favorable income tax treatment by the Code ("Nonqualified Stock Options").

        3. Administration.

        3.1 Administration by Board. Subject to Section 3.2, the Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section 4) of the Company and its subsidiaries those employees to whom options will be granted, to determine the timing and manner of the grant of the options, to determine the exercise price, the number of shares covered by and all of the terms of the options, to determine the duration and purpose of leaves of absence which may be granted to optionees without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, or of any grant or agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

        3.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee appointed by the Board (the "Committee") consisting of three Board members, each of whom, during such time as one or more persons eligible to receive options under the Plan is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule, "Rule 16b-3") and shall qualify as "outside directors" as defined in the regulations under Code Section 162(m), provided, however, that the Board may from time to time increase the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan. The Board or the Committee, as the case may be, is sometimes referred to herein as the "Administrator."

        4. Eligibility. Any employee (including any officer who is an employee) of the Company or any of its subsidiaries who does not own stock possessing more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive a grant or grants of such options under the Plan; provided, however, that notwithstanding the foregoing, any employee of the Company who owns stock possessing more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive a grant or grants of such options under the Plan if at the time such options are granted the option exercise price therefor is at least 110% of the Fair Market Value (as defined below) of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. An employee may receive more than one option under the Plan. Notwithstanding the foregoing, no person who is a director of the Company shall be eligible to receive an option under the Plan unless the granting of such option shall be effected in such a manner as not to impair the Plan's qualification under Rule 16b-3.

        5. Shares Subject to Options. The stock available for issuance upon exercise of stock options granted under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares that may be issued after September 5, 1985, pursuant to exercise of options granted under the Plan shall not exceed 30,900,000 shares of Common Stock (subject to adjustment as provided herein). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option shall not count against the share limit set forth herein and shall again be available for issuance upon exercise of stock options granted under the Plan as if no option had been granted with respect to such shares.

        6. Terms and Conditions of Options.

        6.1 Grants of Options. Subject to the express provisions of the Plan, the Administrator shall from time to time in its discretion select those individuals to whom options shall be granted, and shall determine the terms of such options (which need not be identical) and the number of shares of Common Stock for which each may be exercised. Notwithstanding anything to the contrary herein, the number of shares of Common Stock with respect to which an option or options may be granted to any optionee in any one taxable year of the Company shall not exceed 400,000, subject to adjustment as provided herein (the "Maximum Annual Employee Grant"). Each option shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Administrator as are not inconsistent with the purpose and provisions of the Plan.

        6.2 Agreements or Confirming Memos. Options granted under the Plan may but need not be evidenced by agreements (which need not be identical) in such form and containing such provisions consistent with the Plan as the Administrator shall from time to time approve. Options not documented by written agreement shall be memorialized by a written confirming memorandum stating the material terms of the option and provided to the option recipient. Each agreement or confirming memorandum shall specify whether the subject option is an Incentive Stock Option or a Nonqualified Stock Option.

        6.3 Optionee's Employment. Each optionee shall agree to remain in the employ of, and to render services to, the Company or its subsidiaries for a period of one year from the date the option is granted, but neither the Company nor any of its subsidiaries shall be obligated to continue to employ the optionee for any period.

        6.4 Option Exercise Price. The purchase price for the shares subject to any option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the option is granted. For purposes of the Plan, the "Fair Market Value" of any share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or
(b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on the Nasdaq National Market on such date, or
(c) if the Common Stock is not then listed on an exchange or quoted on the Nasdaq National Market, an amount determined in good faith by the Administrator.

        6.5 Medium and Time of Payment. The purchase price for any shares purchased pursuant to exercise of an option granted under the Plan shall be paid in full upon exercise of the option in cash or such other consideration as the Administrator may deem acceptable, including without limitation securities of the Company (delivered by or on behalf of the person exercising the option or retained by the Company from the stock otherwise issuable upon exercise and valued at Fair Market Value as of the exercise date), provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise. Shares of Common Stock transferred to the Company upon exercise of an option shall not increase the number of shares available for issuance upon exercise of options granted under the Plan. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance the optionee's purchase of shares pursuant to exercise of any option, on such terms as may be approved by the Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

        6.6 Option Period and Vesting. Subject to Section 6.14, options granted under the Plan shall vest and may be exercised as determined by the Administrator, except that no option may vest and become exercisable at any time prior to six months from the date the option is granted. Exercise of options after termination of the optionee's employment shall be subject to Sections 6.13 and 6.14. Each option granted hereunder and all rights or obligations under such option shall expire on such date as shall be determined by the Administrator, but not later than ten years after the date the option is granted, or five years after the date of grant in the case of an option recipient who at the time of grant owns more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company or any of its parent or subsidiary corporations, and shall be subject to earlier termination as herein provided.

        6.7 Exercise of Options. To the extent that an optionee has the right to exercise an option, the option may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares, except that in no event shall the Company be required to issue fractional shares upon the exercise of an option, and the Administrator may, in its discretion, require that any exercise of an option be for at least 100 shares or, if less, the total number of shares for which the option is then exercisable. Any certificate(s) for outstanding securities of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the securities covered thereby. Notwithstanding any other provision of this Plan, the Administrator may impose such conditions upon the exercise of options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3, other relevant securities laws and rules, and any applicable section of or rule under the Code. Whenever shares of stock are to be issued upon exercise of an option granted under the Plan or subsequently transferred, the Administrator shall have the right to require the optionee or transferor to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of securities of the Company or by withholding a portion of the stock otherwise issuable upon exercise of an option.

        6.8 Nonassignability. No option granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 6.8, upon dissolution of marriage pursuant to a property settlement or domestic relations order, or (iii) as permitted on a case-by-case basis in the discretion of, and subject to such conditions as may be imposed by, the Administrator to permit transfers to immediate family members, family trusts or family foundations of the grantee under circumstances that would not adversely affect the interests of the Company. During the lifetime of an optionee, an option granted to him or her shall be exercisable only by the optionee (or the optionee's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, Incentive Stock Options may not be assigned or transferred in violation of Section 422(b)(5) of the Code (or any successor provision) or the Treasury Regulations thereunder, and nothing herein is intended to allow such assignment or transfer."

        6.9 Limit on Incentive Stock Options. Subject to Section 12.1, the aggregate Fair Market Value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under all stock option plans of the Company and its parent and subsidiary corporations first become exercisable during any calendar year after December 31, 1986 shall not exceed $100,000.

        6.10 Restriction on Issuance of Shares. The issuance of options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

        6.11 Investment Representation. Any optionee may be required, as a condition of issuance of shares covered by his or her option, to represent that the shares to be acquired pursuant to exercise of the option will be acquired for investment and without a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration, and in addition, the Company may issue stop transfer instructions to the transfer agent of the Company's securities restricting the transfer of such shares.

        6.12 Rights as a Shareholder or Employee. An optionee or transferee of an option shall have no rights as a shareholder of the Company with respect to any shares covered by any option until (i) the Company has received all amounts payable in connection with the exercise of the option, including the exercise price and any amounts required by the Company to satisfy tax withholding requirements, and (ii) a share certificate for such shares has been issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the Record Date is prior to the date such share certificate is issued, except as provided in Section 6.15. Nothing in the Plan or in any grant or option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the optionee's employment at any time.

        6.13 Termination of Employment, Disability, or Death. In general, subject to Section 6.14, options shall be exercisable by an optionee (or his or her permitted successor in interest) following such optionee's termination of employment only to the extent that such options had become exercisable on or prior to the date of such termination. In the event an optionee ceases to be an employee of the Company and its subsidiaries for any reason (other than cause) while still living, any option or unexercised portion thereof granted to the optionee may, to the extent such option was exercisable by the optionee on or prior to the date he or she ceased to be an employee (or is accelerated pursuant to Section 6.14 to a date within three months of termination of employment), be exercised by the optionee within three months of the date on which he or she ceased to be an employee, but in any event not later than the date of expiration of the option. In the event of the death or disability (as defined in Section 105(d)(4) of the Code) of the optionee while he or she is an employee of the Company or any of its subsidiaries or within not more than three months of the date on which he or she ceased to be an employee for any reason other than cause, any option or unexercised portion thereof granted to the optionee may, to the extent such option was exercisable by the optionee on or prior to the date of death or disability (or is accelerated pursuant to Section 6.14 to a date within the period during which such option may be exercised as set forth below), be exercised by the optionee or, if the optionee is then deceased or incapacitated, by the optionee's personal representatives, heirs, or legatees at any time prior to the later of (i) one year from the date on which the optionee ceased to be an employee or (ii) the latest date the option could have been exercised by the optionee if not disabled or dead, but in any event, not later than the date of expiration of the option. Notwithstanding the foregoing, however, if an optionee's employment with the Company and its subsidiaries is terminated for cause, as determined by the Administrator in its sole discretion, all options held by such optionee shall expire on the date of termination of employment and thereafter shall not be exercisable in whole or in part.

        6.14 Modification, Extension, and Renewal of Options; Alteration of Vesting and Exercise Periods. Subject to the terms and conditions and within the specific limitations of the Plan, the Administrator may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised) except that no such modification, extension or renewal shall result in a reduction in the exercise price of such option. Without limitation of the foregoing and notwithstanding anything in this Plan to the contrary, the Administrator may at any time and from time to time in its discretion (i) designate shorter or longer periods than specified herein or in any particular option grant or agreement following the termination of an optionee's employment with the Company or any of its subsidiaries or the optionee's death or disability during which the optionee may exercise options, provided, however, that any shorter periods determined by the Administrator shall be effective only if determined at the time of the grant of the affected option or if such shorter period is agreed to in writing by the optionee, and any longer periods may not extend beyond the original termination date of the affected option; (ii) subject to the six-month minimum vesting period described in Section 6.6, accelerate vesting of an option in whole or part by increasing the number of shares purchasable at any particular time, provided that no such acceleration shall increase the total number of shares for which the option may be exercised; and
(iii) extend the period after death or disability or termination of employment during which vesting of all or any portion of any options that had not become exercisable on or prior to the date thereof may occur. Notwithstanding the foregoing, no option shall be modified in such a manner as to impair any rights of the optionee under the option, or to cause an Incentive Stock Option to cease to qualify as such, without the consent of the optionee.

        6.15 Recapitalization or Reorganization of the Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan, the Maximum Annual Employee Grant, the option rights granted under the Plan, and the exercise price of such option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company affecting the Common Stock of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, reorganization, or consolidation, to exercise the optionee's option in whole or in part without regard to any installment exercise provisions in the optionee's option agreement. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that an Incentive Stock Option shall not without the consent of the optionee be adjusted in a manner that causes the option to fail to continue to qualify as an Incentive Stock Option.

        7. Termination or Amendment of Plan. The Board or the Committee may at any time or from time to time suspend, terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except as specifically permitted by the Plan, no increase in the total number of shares issuable upon exercise of options granted under the Plan, no change in the class of persons eligible to receive options granted under the Plan, and no extension of the latest date upon which options may be granted under the Plan; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof without the consent of the holder of such option.

        8. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his or her duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

        9. 1978 Nonqualified Stock Option Plan. The Plan as set forth herein constitutes an amendment and restatement of the Company's 1978 Nonqualified Stock Option Plan which was adopted in 1978. The Administrator may, in its discretion, authorize the conversion, to the fullest extent permitted by law, of Nonqualified Stock Options granted under the 1978 Nonqualified Stock Option Plan prior to such amendment to Incentive Stock Options under this Plan, as so amended. Any such options converted to Incentive Stock Options shall be treated as Incentive Stock Options for all purposes under the Plan; provided, however, that none of the terms or conditions of any of such options, including, but not limited to, the exercise price, the term of the option, and the time(s) within which the option may be exercised, shall be altered or amended by reason of such conversion.

        10. Options Granted Prior to Amendment and Restatement. The Plan, as amended and restated from time to time, shall, in the discretion of the Administrator, apply to and govern options granted under the Plan prior to the date of any such amendment or restatement, subject to the consent of any holder of an option who would be disadvantaged by application to such option of the Plan as amended and restated after the grant of such option.

        11. Term of Plan. Unless sooner terminated by the Board or the Committee in its sole discretion, the Plan will expire on November 10, 2004 (the "Termination Date"). Options may be granted under the Plan until midnight on the Termination Date, whereupon the Plan shall terminate. No options may be granted during any suspension of the Plan or after its termination. Notwithstanding the foregoing, each option properly granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

        12. Miscellaneous.

        12.1 Plan Provisions Regarding Incentive Stock Options. Options originally granted as Incentive Stock Options but that subsequently become Nonqualified Stock Options need not satisfy any requirements of the Plan applicable to Incentive Stock Options.

        12.2 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive, or compensation plans in effect for the Company or any of its subsidiaries, and the Plan shall not preclude the Company or any of its subsidiaries from establishing any other forms of incentive compensation for employees, directors, or advisors of the Company or any of its subsidiaries.

September 28, 1998



TO:     Participants in the Western Digital Corporation
        Retirement Savings and Profit Sharing Plan


As a participant in the Western Digital Corporation Retirement Savings and Profit Sharing Plan, you have the right to vote the shares of Western Digital common stock allocated to your account.

To allow you to do this, we are enclosing a voting instruction card, which when completed will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish your shares to be voted. Also enclosed are a Summary Annual Report, Annual Report on Form 10-K, and Proxy Statement which explains the issues being presented for shareholder approval at the Annual Meeting of Shareholders to be held on November 5, 1998.

In addition to the election of directors and the ratification of the selection of KPMG Peat Marwick LLP as independent accountants, the Company is asking for your approval of the following proposal:

        Approval of the amendment to the Company's 1978 Employee Stock Option Plan to authorize and reserve for issuance an additional 10,000,000 shares as described in the proxy statement.

Your Board of Directors unanimously recommends that you vote FOR each of these proposals.

As a stock owner in Western Digital, ONLY YOU (through the trustee) CAN VOTE YOUR SHARES. No one else has that right. If you do not provide the trustee with voting instructions, your shares will not be voted. Therefore, it is important that your shares, no matter how large or small the amount, be represented at the Annual Meeting of Shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.



Michael A. Cornelius

                          [WESTERN DIGITAL CORPORATION
                                   LETTERHEAD]


[Date]

[Name]
[Address]


Dear [Name]:

Since your organization is a substantial investor in the Common Stock of Western Digital Corporation, I am enclosing with this letter a copy of the Notice of Annual Meeting, Proxy Statement, Proxy Cards and Annual Report on Form 10-K for the upcoming Annual Meeting of Shareholders, to be held on Thursday, November 5, 1998. Knowing that your shares are held through a custodian bank and that the normal path of distribution of these items could result in some delay, I thought you would appreciate receiving your personal copy of these materials at the same time they are being sent to holders of record.

Any comments or questions you may have concerning the proposal described in the Proxy Statement are welcome and I would very much appreciate the opportunity to discuss them with you personally. Please feel free to call me at [phone number].

On behalf of our Board of Directors and all the people at Western Digital Corporation, thank you for your continued interest and support.


Sincerely,

/s/ Robert J. Blair
Robert J. Blair
Vice President, Investor Relations

PROXY                     WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                                IRVINE, CA 92618

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Charles A. Haggerty and Michael A. Cornelius, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Western Digital Corporation held of record by the undersigned on September 11, 1998, at the Annual Meeting of Shareholders to be held on November 5, 1998, and at any postponements or adjournments thereof. The proposals referred to below are described in the Proxy Statement, dated as of September 28, 1998, which is being delivered in connection with the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS    [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
                                (except as marked to the contrary below)    to vote for all nominees listed below

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through or otherwise strike out the nominee's name below)

     Charles A. Haggerty                I. M. Booth                   Andre R. Horn                  Irwin Federman
       Anne O. Krueger                Thomas E. Pardun             James A. Abrahamson             Peter D. Behrendt

2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN TO AUTHORIZE AND RESERVE FOR ISSUANCE AN ADDITIONAL 10,000,000 SHARES AS DESCRIBED IN THE PROXY STATEMENT.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                                          Dated:                          , 1998
                                                 -------------------------

                                          --------------------------------------
                                                       (Signature)

                                          --------------------------------------
                                                       (Signature )

                                          Please sign your name exactly as it
                                          appears hereon. When shares are held
                                          by joint tenants, both should sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in full partnership name
                                          by authorized person.

                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          THIS PROXY CARD PROMPTLY USING THE
                                          ENCLOSED ENVELOPE.

TO:  T. ROWE PRICE TRUST COMPANY
     TRUSTEE OF THE WESTERN DIGITAL CORPORATION RETIREMENT SAVINGS AND PROFIT SHARING PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS.

    With respect to shares of Common Stock of Western Digital Corporation included in the Retirement Savings and Profit Sharing Plan, you are hereby instructed to vote all shares allocated to my account in the plan in accordance with the following:

1. ELECTION OF DIRECTORS   [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY
                               (except as marked to the contrary below)     to vote for all nominees listed below

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through or otherwise strike out the nominee's name below)

     Charles A. Haggerty                I. M. Booth                   Andre R. Horn                  Irwin Federman
       Anne O. Krueger                Thomas E. Pardun             James A. Abrahamson             Peter D. Behrendt

2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN TO AUTHORIZE AND RESERVE FOR ISSUANCE AN ADDITIONAL 10,000,000 SHARES AS DESCRIBED IN THE PROXY STATEMENT.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. In their discretion, Charles A. Haggerty and Michael A. Cornelius are authorized to vote upon such other business as may properly come before the meeting.

                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

TO PARTICIPANTS IN THE WESTERN DIGITAL CORPORATION RETIREMENT SAVINGS AND PROFIT SHARING PLAN

    As a participant in the Retirement Savings and Profit Sharing Plan, with respect to shares of Western Digital Corporation Common Stock included in the plan at September 11, 1998, you have the right to instruct T. Rowe Price Trust Company, the Trustee, how to vote shares allocated to your accounts in the plan. For your information, a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held on November 5, 1998, is forwarded herewith.

                                                MY SHARES SHALL BE VOTED IN THE
                                                MANNER DIRECTED ABOVE. IF THIS
                                                FORM IS PROPERLY EXECUTED BUT NO
                                                DIRECTION IS MADE ABOVE, THE
                                                SHARES SHALL BE VOTED FOR THE
                                                NOMINEES NAMED IN PROPOSAL 1 AND
                                                FOR PROPOSALS 2 AND 3.

                                                Dated:                    , 1998
                                                      --------------------

                                                --------------------------------
                                                          (Signature)

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THIS INSTRUCTION CARD
                                                PROMPTLY USING THE ENCLOSED
                                                ENVELOPE.